Exhibit 99.1

Contact:

Jordan Darrow, VP, Investor Relations

& Corporate Communications

PRIMUS Telecommunications Group

(212) 703-0116

jdarrow@primustel.com

PRIMUS TELECOMMUNICATIONS REPORTS RECORD FIRST QUARTER

2003 FINANCIAL RESULTS AND RAISES REVENUE AND EARNINGS GOALS

FOR

FULL YEAR 2003

•                  $300 Million Revenue in First Quarter Grows 23% From Prior Year and 12% Sequentially From Prior Quarter

•                  Record Income From Operations of $12 Million in the First Quarter

•                  Net Income of $11 Million or $0.13 Per Diluted Share in the First Quarter

•                  Record $20 Million Positive Cash From Operating Activities in First Quarter

•                  Raises 2003 Goals:

• Revenue Increase Between 20% and 25% Over Prior Year

• Net Income Positive For Full Year

McLean, Virginia — May 1, 2003 — PRIMUS Telecommunications Group, Incorporated (Nasdaq: PRTL), a global telecommunications services provider offering an integrated portfolio of voice, data, Internet, and Web hosting services, today announced record results for the first quarter 2003 and raised its revenue and earnings goals for the full year 2003.

“The results in the first quarter were excellent,” stated K. Paul Singh, Chairman and Chief Executive Officer of PRIMUS.  “In an industry where participants are generally reporting declining revenues and eroding profitability, PRIMUS is able to report record results.  Revenue grew for the fourth consecutive quarter and did so at an accelerating rate this quarter, aided by favorable foreign currency exchange rates.  Assuming the first quarter foreign currency exchange rates remain stable, we have raised our goal for revenue growth in 2003 from the previously announced 6% to 8% over the prior year to 20% to 25% over the prior year and have raised our goal to be net income positive for the full year 2003. Having realized earnings of $0.13 per diluted share in the first quarter, we are well ahead of our previously announced goal to be net income positive by year end 2003.

“Our superb operating performance was also accompanied by further progress in our debt reduction efforts,” Mr. Singh added. “During the first quarter we reduced an additional $39 million of debt and, subsequent to the end of the quarter, we have eliminated another $25 million of debt.  As a consequence of deleveraging our balance sheet by nearly 60% over the last two and a half years, together with our strong operating performance, we believe that PRIMUS will be able, at the appropriate time in the future, to refinance its debt at more favorable interest rates and increase our cash flow.”

First Quarter Financial Results

PRIMUS’s net revenue in the first quarter 2003 was $300 million, compared with $245 million for the first quarter 2002 and $268 million in the fourth quarter 2002.  “Our increase in revenue, 23% year-over-year and 12% sequentially, is attributable to growth in our retail business, including better than expected revenues from the acquisition of business customers from Cable & Wireless, as well as favorable foreign currency exchange rates,” stated Neil L. Hazard, Executive Vice President and Chief Operating Officer.  Net revenue for the first quarter on a geographic basis was derived as follows: 39% from North America, 35% from Europe, and 26% from Asia-Pacific.  The mix of revenues by customer type in the first quarter was 80% retail (29% business and 51% residential) and 20% carrier, compared with fourth quarter 2002 revenues of 77% retail (25% business and 52% residential) and carrier revenue of 23%.  Data/Internet and voice-over-Internet protocol (VoIP) revenues, representing 15% of total revenues, were $45 million in the first quarter.

As a percentage of net revenue, gross margin for the first quarter 2003 was a record 36.8%, an increase of 280 basis points over 34.0% in the first quarter 2002, and 50 basis points over 36.3% in the fourth quarter 2002.  Gross margin for the first quarter 2003 was a record $110 million, reflecting the Company’s higher level of revenue, an improved revenue mix, and effective management of cost of revenue, compared with $83 million in the first quarter 2002 and $97 million in the fourth quarter 2002.

Selling, general and administrative (SG&A) expenses for the first quarter 2003 increased to $78 million or 25.8% of net revenue, as compared to $62 million or 25.3% of net revenue for the first quarter 2002, and $67 million or 25.1% of net revenue for the fourth quarter 2002, primarily due to increased sales and marketing costs.

Income from operations was a record $12 million in the first quarter 2003, as compared to income of $1 million in the first quarter 2002 and a loss of ($14) million in the fourth quarter 2002.  The loss from operations of ($14) million in the fourth quarter 2002 included a $22 million non-cash asset impairment write-down principally related to the Company’s telecommunications network.

PRIMUS’s net income in the first quarter 2003 was $11 million, compared with net income of $10 million in the first quarter 2002 and a loss of ($18) million in the fourth quarter 2002.  Contributing to PRIMUS’s net income were gains on early extinguishment of debt and foreign currency transactions.  In the first quarter 2003,

PRIMUS purchased in the open market $43.7 million in principal amount of its high yield notes for $36.2 million (excluding accrued interest payments).  This resulted in a gain of $7 million that has been reported as an item within continuing operations due to the adoption of the Financial Accounting Standards Board’s (FASB) Statement of Financial Accounting Standards (SFAS) No. 145, “Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 Technical Corrections,” which was adopted on January 1, 2003.  Also, in accordance with SFAS No. 145, the Company’s previously reported extraordinary gains on early extinguishment of debt have been reclassified into continuing operations.  An unrealized foreign currency transaction gain of $10 million was recognized in the first quarter 2003, as a result of a weakening United States dollar against payables denominated in foreign currencies.

Earnings per basic and diluted share were $0.13 for the first quarter 2003, compared to $0.15 per basic and diluted share in the first quarter 2002.  Basic and diluted weighted average common shares outstanding for the first quarter 2003 were 82.9 million and 83.9 million, respectively.  For the first quarter 2002, basic and diluted weighted average common shares outstanding were 63.9 million.

Liquidity And Capital Resources

PRIMUS generated $20 million of cash from operating activities in the first quarter 2003, compared to $7 million in the year-ago quarter and $8 million in the fourth quarter 2002.  Cash, cash equivalents and restricted cash at March 31, 2003 was $87 million as compared to $104 million at December 31, 2002.  Included in the March 31, 2003 cash balance was $9 million from the sale of the Company’s Series C convertible preferred stock.  In addition to the $36 million used to purchase the Company’s high yield notes on the open market, PRIMUS also paid $5 million to reduce other long-term debt and spent $5 million on capital expenditures in the first quarter 2003.

At the end of the first quarter 2003, PRIMUS had total long-term debt of $561 million, $39 million less than at the end of the prior quarter.  This quarter’s balance was comprised of $326 million of senior notes, $71 million of convertible debentures, and $164 million of vendor and other debt.  Subsequent to the end of the first quarter, the Company spent $6 million to purchase an additional $10 million principal amount of senior notes, and spent $11 million to eliminate $15 million of vendor debt.

The Company intends to continue to pursue opportunities to raise additional debt and equity financing on favorable terms in order to take advantage of opportunities to further improve its liquidity, improve its profitability, strengthen its balance sheet, and accelerate its growth.

The Company and/or its subsidiaries will evaluate and determine on a continuing basis, depending upon market conditions and the outcome of events described as “forward-looking statements” in this release and its SEC filings, and future negotiations the Company may pursue with the holders of certain of its outstanding debt securities and instruments, the most efficient use of the Company’s capital, including investment in the Company’s network and systems, lines of business, potential acquisitions, purchasing, refinancing, exchanging or retiring certain of the Company’s outstanding debt securities in privately negotiated transactions, open market transactions or by other means to the extent permitted by its existing covenants.

The management of PRIMUS Telecommunications Group, Incorporated will conduct a conference call and Web cast to discuss first quarter 2003 results today, May 1, 2003, at 5:00 PM Eastern.  Participants should dial 800-550-7131 (domestic) or 303-486-0466 (international) for telephone access or go to www.primustel.com for Web cast access at about ten minutes prior to the start-time.  Replay information will be available on the Company’s Web site.  PRIMUS’s wholly-owned subsidiaries in Australia and Canada will report first quarter 2003 financial results in their local market currency on May 5, 2003.  Please go to their respective Web sites, www.primustel.ca for PRIMUS Canada and www.primustel.com.au for PRIMUS Australia, for additional information.

(Tables to follow)

# # #

PRIMUS Telecommunications Group, Incorporated (NASDAQ: PRTL) is a global telecommunications services provider offering bundled voice, data, Internet, digital subscriber line (DSL), Web hosting, enhanced application, virtual private network (VPN), voice-over-Internet protocol (VoIP), and other value-added services.  PRIMUS owns and operates an extensive global backbone network of owned and leased transmission facilities, including approximately 250 points-of-presence (POPs) throughout the world, ownership interests in over 23 undersea fiber optic cable systems, 19 international gateway and domestic switches, a satellite earth station and a variety of operating relationships that allow it to deliver traffic worldwide.  PRIMUS also has deployed a global state-of-the-art broadband fiber optic ATM+IP network and data centers to offer customers Internet, data, hosting and e-commerce services.  Founded in 1994 and based in McLean, VA, PRIMUS serves corporate, small- and medium-sized businesses, residential and data, ISP and telecommunication carrier customers primarily located in North America, Europe and the Asia-Pacific regions of the world.  News and information are available at PRIMUS’s Web site at www.primustel.com.

* * *

Statements in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations, and are not strictly historical statements. Forward-looking statements include without limitation statements set forth in this document and elsewhere regarding, among other things: the Company’s expectations of future revenue and net income, as well as liquidity, income from operations, earnings per share, cash flow, network development, Internet services development, traffic development, capital expenditures, selling, general and administrative expenses, goodwill impairment charges, service introductions and cash requirements; the Company’s financing, refinancing and/or debt repurchase, restructuring or exchange plans or initiatives; liquidity and debt service forecasts; assumptions regarding stable currency exchange rates; management’s plans, goals, expectations, guidance, objectives, strategy, and timing for future operations, acquisitions, the revenue impact of the Cable & Wireless customer acquisition, product plans and performance, predictions or expectations of future growth, results or cash flow; and management’s assessment of market factors and future financial performance. Factors and risks, including certain of those described in greater detail herein, that could cause actual results or circumstances to differ materially from those set forth or contemplated in forward-looking statements include: changes in business conditions; fluctuations in the exchange rates of currencies, prevailing trade credit terms or revenues arising from, among other reasons, further telecommunications carrier bankruptcies or adverse bankruptcy related developments affecting the Company’s large carrier customers; the failure of certain vendors to make adequate concessions concerning the deferral of principal payments and the reduction of interest rates; the possible inability to raise additional capital when needed, or at all; the inability to reduce, exchange or restructure debt significantly, or in amounts sufficient to conduct regular ongoing operations; changes in the telecommunications or Internet industry or the general economy or capital markets; adverse tax rulings from applicable taxing authorities; DSL, Internet and telecommunication competition; changes in financial, capital market and economic conditions; changes in service offerings or business strategies; inability to lease space for data centers at commercially reasonable rates; difficulty in migrating or retaining customers, including former Cable & Wireless customers, associated with our recent business acquisition of this customer base or integrating other assets; difficulty in provisioning VoIP services; changes in the regulatory schemes and regulatory enforcement in the markets in which the Company operates; restrictions on the Company’s ability to follow certain strategies or complete certain transactions as a result of its capital structure or debt covenants; the inability to reduce debt significantly; risks associated with the Company’s limited DSL, Internet and Web hosting experience and expertise; entry into developing markets; the possible inability to hire and/or retain qualified sales, technical and other personnel, particularly as we continue to attempt to grow our data-centric services, and manage growth; risks associated with international operations (including foreign currency translation risks); dependence on effective information systems; dependence on third parties to enable us to expand and manage our global network and operations; dependence on the implementation and performance of the Company’s global ATM+IP communications network; and the outbreak or escalation of hostilities or terroristic acts and adverse geopolitical developments. As such, actual results or circumstances may vary materially from such forward-looking statements or expectations. Readers are also cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. PRIMUS is not necessarily obligated to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2003	2002

NET REVENUE	$300,443	$244,667
COST OF REVENUE	190,023	161,558

GROSS MARGIN	110,420	83,109

OPERATING EXPENSES
Selling, general and administrative	77,625	61,979
Depreciation and amortization	20,335	20,182
Asset impairment write-down	537	—

Total operating expenses	98,497	82,161

INCOME FROM OPERATIONS	11,923	948

INTEREST EXPENSE	(15,377)	(17,693)
GAIN ON EARLY EXTINGUISHMENT OF DEBT	6,653	27,251
INTEREST AND OTHER INCOME	282	133
FOREIGN CURRENCY TRANSACTION GAIN (LOSS)	10,053	(553)

INCOME BEFORE INCOME TAXES	13,534	10,086
INCOME TAX BENEFIT (EXPENSE)	(2,333)	10,668
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	11,201	20,754

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE	—	(10,973)

NET INCOME	11,201	9,781
DIVIDEND ON CONVERTIBLE PREFERRED STOCK	(322)	—
INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$10,879	$9,781

BASIC AND DILUTED INCOME PER COMMON SHARE:
Income before cumulative effect of change in accounting principal	$0.13	$0.32
Cumulative effect of change in accounting principle	—	(0.17)
Income	$0.13	$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	82,863	63,907
Diluted	83,925	63,909

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

CONSOLIDATED CONDENSED FINANCIAL DATA

(in thousands)

Balance Sheet Data

(unaudited)

March 31, 2003

Cash and cash equivalents	$75,429
Accounts receivable, net	175,330
Other current assets	32,872
TOTAL CURRENT ASSETS	283,631

Restricted cash	11,201
Property and equipment, net	328,423
Intangible assets, net	81,243
Other assets	14,440
TOTAL ASSETS	$718,938

Accounts payable	$109,733
Accrued interconnection costs	92,964
Accrued expenses and other current liabilities	85,933
Accrued interest	15,524
Current portion of long-term obligations	67,648
TOTAL CURRENT LIABILITIES	371,802

Non-current portion of long-term obligations	493,843
Other liabilities	1,758
TOTAL LIABILITIES	867,403

Convertible preferred stock	41,574

Stockholders’ deficit	(190,039)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$718,938

Operational Data

(Three Months Ended March 31, 2003)

		Minutes of Long Distance Use
Region	Net Revenue	International	Domestic	Total
North America	$117,697	428,766	850,279	1,279,045
Europe	105,529	694,941	250,533	945,474
Asia-Pacific	77,217	48,115	190,437	238,552
Total	$300,443	1,171,822	1,291,249	2,463,071